PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Announces Shareholder Approvals of the Mergers of First Trust Energy Income and Growth Fund, First Trust MLP and Energy Income Fund, First Trust New Opportunities MLP & Energy Fund and First Trust Energy Infrastructure Fund into FT Energy Income Partners Enhanced Income ETF

WHEATON, IL – (BUSINESS WIRE) – February 29, 2024 – First Trust Advisors L.P. (“FTA”) announced today that shareholders of First Trust Energy Income and Growth Fund (NYSE American: FEN), First Trust MLP and Energy Income Fund (NYSE: FEI), First Trust New Opportunities MLP & Energy Fund (NYSE: FPL) and First Trust Energy Infrastructure Fund (NYSE: FIF) (the “Target Funds” or each, individually, a “Target Fund”), each a closed-end management investment company managed by FTA and sub-advised by Energy Income Partners, LLC (“EIP”), approved the mergers of the Target Funds into FT Energy Income Partners Enhanced Income ETF (“EIPI”), a newly formed actively managed exchange-traded fund (“ETF”) that will be traded on the NYSE Arca and will be managed by FTA and sub-advised by EIP, at a joint special meeting of shareholders on February 29, 2024.

As previously announced, the mergers were approved by the Boards of Trustees of the Target Funds and EIPI on October 23, 2023. The Boards of Trustees of the Target Funds believe the mergers may benefit shareholders through (among other reasons) the following:

•	An anticipated significant reduction or elimination of the discount to net asset value (“NAV”) at which the Target Funds’ shares have traded, as shares of ETFs typically trade at or near their NAV due in part to the share creation and redemption features of ETFs;
•	The favorable tax attributes and the daily portfolio holdings transparency that the open-end ETF structure would provide;
•	The potential for similar or increased distributions resulting from lower expenses and increased option premiums while reducing the volatility associated with the use of leverage from borrowings; and
•	Lower overall total expense ratios.

Subject to the satisfaction of certain customary closing conditions, the mergers of the Target Funds into EIPI are expected to close by the end of April 2024, or as soon thereafter as practicable. No assurance can be given as to the exact timing of the closing of the mergers.

Upon the completion of a merger, shareholders of the applicable Target Fund will receive shares of EIPI with a value equal to the aggregate NAV of the Target Fund shares held by them immediately prior to the merger and such shareholders will become shareholders of EIPI, with the Target Fund thereafter terminated. The merger of each Target Fund into EIPI is expected to qualify as a tax-free reorganization for federal income tax purposes.

In connection with its merger into EIPI, each of FEN, FEI and FPL will likely be required to recognize an adjustment to its NAV as of February 29, 2024. Based on information available on February 28, 2024, FTA estimates that such adjustments will not result in any change to the NAV of FEN and could result in an increase in NAV of approximately $1,357,800 (or $0.030 per share) for FEI and a decrease in NAV of approximately $1,943,747 (or $0.083 per share) for FPL. As FTA receives additional year-end tax information from the master limited partnerships (“MLPs”) held by the Target Funds, each of FEN, FEI and FPL may need to further decrease its NAV from time to time prior to the completion of its merger and EIPI may need to decrease its NAV following the completion of the mergers. The amount and timing of all of the foregoing potential NAV adjustments will depend in part on the market prices and composition of the Target Funds’ portfolio securities.

EIPI is an actively managed ETF that seeks a high level of total return with an emphasis on current distributions paid to shareholders. Under normal market conditions, EIPI will pursue its investment objective by investing primarily in a portfolio of equity securities in the broader energy market. EIPI will also seek to enhance its income paying capacity by selling call options. In advance of the merger of each Target Fund into EIPI, EIP anticipates repositioning the Target Fund’s portfolio in order to de-lever and align the Target Fund’s investments with the investment strategies of EIPI, while continuing to seek to achieve the Target Fund’s investment objective.

EIP believes that rapid changes to the energy system driven by innovations like oil and gas completion technologies, renewable energy and energy storage as well as government policies relating to the energy system’s emissions, safety, reliability, resilience and national security have created a wider range of and more diversified opportunities in the energy sector than in the past. The portfolio is anticipated to focus on companies with stable cash flows and higher-than-average dividend payout ratios or companies with cyclical cash flows that have lower and more sustainable dividend payout ratios. This may include an initial portfolio allocation for EIPI that includes 25% to 35% of pipeline C Corporations, 25% to 35% of regulated and diversified utilities, 20% to 25% MLPs, 5% to 15% of other energy infrastructure companies, 5% to 15% of integrated oil companies, and 2% to 5% of renewable energy developers.

FTA is a federally registered investment advisor and serves as the investment advisor of each Target Fund and EIPI. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $211 billion as of January 31, 2024 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

EIP serves as each Target Fund’s and EIPI’s investment sub-advisor and provides advisory services to a number of investment companies and partnerships for the purpose of investing in MLPs and other energy infrastructure securities. EIP is one of the early investment advisors specializing in this area. As of January 31, 2024, EIP managed or supervised approximately $5.0 billion in client assets.

Additional Information about the Funds and Where to Find It

This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of a Target Fund or EIPI. Certain statements made in this news release that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, EIP, FEN, FEI, FPL, FIF and EIPI undertake no responsibility to update publicly or revise any forward-looking statements.

The annual and semi-annual reports of the Target Funds providing additional information as to the Target Funds and, when available, a Prospectus for EIPI containing important information about EIPI can be requested free of charge by calling toll-free at 1-800-621-1675 or writing FTA at 120 East Liberty Drive, Suite 400, Wheaton, IL 60187.

CONTACT: Jeff Margolin – (630) 517-7643

CONTACT: Daniel Lindquist – (630) 765-8962

CONTACT: Chris Fallow – (630) 517-7628

CONTACT: Ryan Issakainen – (630) 765-8689

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SOURCE: First Trust Advisors L.P.